UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011 (April 12, 2011)

UNITED STATES OIL AND GAS CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53971	26-0231090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11782 Jollyville Road, Suite 211B
Austin, Texas 78759
 (Address of Principal Executive Offices)

(512) 464-1225
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 20, 2011, the Registrant filed its Quarterly Report on Form 10-Q. On May 20, 2011, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

Between April 12, 2011 and May 16, 2011, United States Oil and Gas Corp (the “Company”) issued an aggregate of $135,000 of Convertible Promissory Notes (the “Notes”) to five accredited investors. The Notes allowed for conversion into shares of the Company’s common stock (the “Common Stock”) following a six month holding period. The Notes bear 10% interest, are due December 31, 2015, and are convertible into common stock of the Company at a 20% discount. At the market price, when purchased, the Notes would convert into 93,750,000 shares of common stock.

On April 12, 2011, the Company converted all outstanding principal and interest owed pursuant to a $50,000 Convertible Promissory Note issued October 12, 2010 to an accredited investor into an aggregate of 46,153,846 shares of the Common Stock, at an average conversion price of $0.001 per share.

On May 4, 2011, the Company issued a Convertible Promissory Note in the amount of $50,000 to an accredited investor. The Note bears 8% interest and is due on January 25, 2012. After six months, the Note allows for the holder to convert to Common Stock at a 45% discount on the average of the lowest three-day price in the previous ten trading days.

The conversions were done from time to time over the dates set forth above but the issuance of Common Stock that required the filing of this Current Report on Form 8-K exceeded 5% of the aggregate shares outstanding on May 16, 2011. The issuance and sale of the Common Stock is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated May 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2011		UNITED STATES OIL AND GAS CORP
	By:	/S/ Alex Tawse
	Name:	Alex Tawse
	Its:	Chief Executive Officer